As filed with the Securities and Exchange Commission on July 3, 1996.
                                             Registration No. 33-____________
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                          BROADBAND TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                           56-1615990
(State or Incorporation)                 (I.R.S. Employer Identification No.)

                    4024 Stirrup Creek Drive, P. O. Box 13737
                        Durham, North Carolina 27709-3737
          (Address of Principal Executive Offices, including zip code)

                          BROADBAND TECHNOLOGIES, INC.
                        1988 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

 Salim A. L. Bhatia, President                    Copy to:
 BroadBand Technologies, Inc.                James F. Verdonik, Esq.
 4024 Stirrup Creek Drive                    Petree Stockton, L.L.P.
 P. O. Box 13737                             4101 Lake Boone Trail
 Durham, North Carolina 27709-3737           Suite 400
 (919) 544-0015                              Raleigh, North Carolina 27607
 (Name, Address, and Telephone               (919) 420-1700
 Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


                                       Proposed          Proposed
                                        Maximum          Maximum
Title of Securities Amount to be     Offering Price   Aggregate Offering       Amount of
To Be Registered    Registered        Per Share          Price             Registration Fee

Common Stock,
 $0.01 Par Value    400,000 (1)       $31.125 (2)      $12,450,000            $4,233.10

(1) This Registration Statement also includes such indeterminate number of additional shares of the Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions as described in the 1988 Incentive Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee. The maximum offering price per share is based upon the average of the high and low sale prices of the Common Stock of the Registrant as reported on The Nasdaq Stock Market on June 28, 1996.

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT




         Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 400,000 shares of the Common Stock of the Registrant under the BroadBand Technologies, Inc. 1988 Incentive Stock Option Plan. An aggregate of 1,750,000 shares were previously registered for issuance under the Plan on Form S-8 Registration Statement No. 33-67076, filed with the Commission on or about August 5, 1993, and Form S-8 Registration Statement No. 33-87630, filed with the Commission on or about December 19, 1994. Pursuant to General Instruction E, the contents of the Registrant's Form S-8 Registration Statements referenced above are hereby incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Durham, State of North Carolina, on this 2nd day of July, 1996.

                          BROADBAND TECHNOLOGIES, INC.

                                            By:   /s/ Salim A.L. Bhatia
                                                     Salim A.L. Bhatia
                                                     President

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Salim A.L. Bhatia and Timothy K. Oakley and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  Name                                        Title                                    Date


/s/ Salim A. L. Bhatia              President (Principal Executive Officer) and Director            July 2, 1996
- ----------------------------------
Salim A. L. Bhatia

/s/ Timothy K. Oakley                Vice President, Secretary and Chief Financial Officer          July 2, 1996
- ----------------------------------  (Principal Financial Officer)
Timothy K. Oakley

/s/ John R. Hutchins, III            Chairman of the Board and Director                             July 2, 1996
- ----------------------------------
John R. Hutchins, III

/s/ J. Richard Jones                Director                                                        July 2, 1996
- ----------------------------------
J. Richard Jones

                                    Director                                                               , 1996
- ----------------------------------
Fredric R. Boswell

/s/ Richard P. Clark                Director                                                        July 2, 1996
- ----------------------------------
Richard P. Clark

 /s/ Charles T. Lee                 Director                                                        July 2, 1996
- ----------------------------------
Charles T. Lee

 /s/ Lawrence A. McLernon           Director                                                        July 2, 1996
- ----------------------------------
Lawrence A. McLernon


                                  EXHIBIT INDEX

 Exhibit No.                        Description              Sequential Page No.
      5      Legal opinion of Petree Stockton, L.L.P.
    23.1     Consent of Ernst & Young LLP.
    23.2     Consent of Petree Stockton, L.L.P.  (Contained in
             Exhibit 5).
     24      Power of Attorney  (Contained on signature page).

             This document constitutes part of a prospectus covering
                 securities that have been registered under the
                             Securities Act of 1933.


                                   PROSPECTUS

                          BROADBAND TECHNOLOGIES, INC.

                                2,150,000 Shares
                          Common Stock, $.01 Par Value

                              --------------------

                                  Offered Under

                          BROADBAND TECHNOLOGIES, INC.
                        1988 INCENTIVE STOCK OPTION PLAN


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.




     The BroadBand Technologies, Inc. 1988 Incentive Stock Option Plan (the "Plan") is available to eligible participants at BroadBand Technologies, Inc.,
  4024 Stirrup Creek Drive, P.O. Box 13737, Durham, North Carolina 27709-3737.
          This Prospectus may not be used for the reoffer or resale of shares acquired pursuant to the Plan.

                              --------------------

            THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

                              --------------------

                  The date of this Prospectus is July 3, 1996.

     No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                TABLE OF CONTENTS
                                                             Page
Introduction................................................... 3
Plan Information............................................... 3
Company Information............................................ 9
                              --------------------
         BroadBand Technologies, Inc. is subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by BroadBand Technologies, Inc. can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as well as at its Regional Offices located at Suite 1300, 7 World Trade Center, New York, New York 10048 and the Northwestern Atrium Center, Suite 1400, 500 East Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                                  INTRODUCTION


         This document and the documents incorporated herein by reference constitute the Prospectus for the 2,150,000 shares of the Common Stock, $.01 par value (the "Stock"), of BroadBand Technologies, Inc. (the "Company") registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and reserved for issuance under the BroadBand Technologies, Inc. 1988 Incentive Stock Option Plan (the "Plan"). The Plan was initially adopted by the Board of Directors of the Company on July 16, 1988, and was approved by the stockholders of the Company on July 16, 1988. Amendments and Restatements of the Plan were adopted by the Board of Directors of the Company on March 18, 1992, March 23, 1994 and March 12, 1996, respectively, and were approved by the stockholders of the Company on March 18, 1992, May 23, 1994 and May 22, 1996, respectively.

                                PLAN INFORMATION

Description of Plan

         The following description of the Plan is merely a summary of some of its terms and provisions, is not intended to be a complete description of the Plan, and is qualified in its entirety by reference to the full text of the Plan. If any part of the description of the Plan contained in this document states anything different from the formal legal documents governing the Plan, the formal legal Plan documents will be considered correct. A copy of the Plan may be obtained by a participant, without charge, upon written or oral request. Copies of the Plan, as well as additional information about the Plan and the administrators of the Plan, may be obtained by contacting the Corporate Secretary, BroadBand Technologies, Inc., 4024 Stirrup Creek Drive, P.O. Box 13737, Durham, North Carolina 27709-3737, telephone number (919) 544-0015.

         The Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

         Nature and Purpose. Awards under the Plan may be made to participants in the form of incentive stock options on the terms and conditions set forth in the Plan and applicable law.

     The Plan is designed, for the benefit of the Company, to secure or retain the services of employees, officers, directors, consultants, advisors or others who provide any service or value to the Company by promoting and increasing personal interest in the welfare of the Company by, and providing incentive to, those who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Company and aiding its continued growth and financial success.

         Administration. The Plan is administered by a committee appointed by the Board of Directors (the "Board") of the Company (the "Committee"). Members of the Committee are appointed by the Board from among its members who are "disinterested persons" as required under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), to serve at the pleasure of the Board, and may be removed by the Board in its discretion. The Committee has the exclusive right to interpret, construe, and administer the Plan and to select the persons eligible to receive awards. The Committee will determine the number of stock options subject to an award and the form, terms, conditions, and duration of each award. The Committee's decisions will be conclusive, final, and binding upon all parties.

         The Committee is given broad discretion under the Plan to make adjustments to awards under the Plan upon extraordinary events such as a stock dividend, merger or consolidation of the Company. The Committee is also authorized to interpret the Plan and establish and change rules and regulations relating to the Plan.

         Securities to be Offered. The Company is authorized to issue 2,150,000 shares of Stock under the Plan. The Stock subject to options awarded under the Plan will be made available from the authorized and unissued shares of Stock of the Company.

         To the extent options awarded under the Plan are not exercised in full prior to expiration or termination of the options, the unexercised shares of Stock will not be charged against the aggregate number of shares available for awards under the Plan and may again be subject to other options awarded under the Plan.

         Proportionate and equitable adjustments will be made by the Committee upon the occurrence of certain events that result in changes in the outstanding shares of Stock of the Company or that result in exchanges of shares of Stock for a different number or class of Stock or other securities of the Company or another corporation. These events include, without limitation, a reorganization or recapitalization of the Company or reclassification of its shares, stock split-up, stock dividend, or consolidation of shares of Stock of the Company, merger or consolidation of the Company. Under such circumstances, adjustments may be made by the Committee in the aggregate number of shares of Stock that may be awarded under the Plan, the number of shares of Stock subject to options previously awarded under the Plan or the terms and conditions of any award agreement, including the price payable for the acquisition of Stock.

         Eligible Participants. Only key employees of the Company or its subsidiaries are eligible to participate in the Plan. The Committee has the exclusive right to determine those key employees to whom options are to be awarded under the Plan.

         Incentive Stock Options. Each option will be evidenced by a written agreement setting forth the terms and conditions of the options. Each such agreement will also be subject to and incorporate the applicable terms and conditions of the Plan and any other terms and conditions, not inconsistent with the Plan, required by the Committee. The Committee is provided broad discretion to determine the terms and conditions of the stock option agreements evidencing awards under the Plan. The terms and conditions of stock option agreements for different participants in the Plan may differ in the discretion of the Committee.

         The Company is authorized to grant incentive stock options ("ISOs") that may be entitled to favorable tax treatment under Section 422 of the Code. See "Tax Effects of Plan Participation" below. ISOs may be granted to eligible participants under the Plan at such time or times as determined by the Committee until July 15, 1998, subject to certain conditions described below.

         The exercise price of an ISO under the Plan may not be less than 100% of the fair market value of the Stock at the date of grant (110% for 10% owners of the Company). The fair market value of the Stock will be determined for purposes of the Plan based upon the closing price of the Stock as reported on the exchange on which the Stock is traded for any day in question, provided at least 100 shares of Stock were sold on such date. If there was not a sale of at least 100 shares of Stock that day, then the fair market value shall be determined based on the closing price of the Stock on the last day on which there was a sale of at least 100 shares of Stock. If the Stock is not traded on a national securities exchange, but if a broker-dealer is making a market in the Stock, fair market value of the Stock will for purposes of the Plan will be the mean between the highest and lowest selling prices of the Stock on that date if at least 100 shares of Stock were sold on that date. If less than 100 shares of Stock were sold on that date, then the fair market value shall be the mean between the lowest asked price and the highest bid price on that date. The Committee and the Board of Directors are also authorized to establish an alternate method of determining fair market value of the Stock.

         An ISO and any related stock right, if any, granted under the Plan must be exercised in whole or in part from time to time within 10 years from the date of grant (5 years for 10% owners of the Company), or such shorter period specified by the Committee in the award agreement. Upon a termination of employment of the optionee with the Company, as determined by the Committee in its discretion, the ISO will lapse and cease to be exercisable upon, or within such period following, the termination of employment, as determined by the Committee and provided in the award agreement. In no event, however, can the period of time during which an ISO remains exercisable following a termination of employment exceed three months, unless employment is terminated because of death or disability of the optionee. Following death or disability, the period of time during which an ISO or related stock right may be exercised cannot exceed one year after the date of death or disability. In no event can the period of time following a termination of employment during which an ISO may be exercised extend beyond the tenth anniversary of the grant of the ISO. An ISO failing to meet such requirements will be treated as a nonqualified stock option.

         The amount of ISOs granted to any one participant in any year is limited. The aggregate fair market value of the shares of Stock with respect to which ISOs are first exercisable during any calendar year by an eligible participant may not exceed $100,000. The aggregate fair market value of the Stock for these purposes is determined as of the date the ISO is granted. Under certain circumstances, the amount of an option granted in excess of the foregoing limitation will be treated as a nonqualified stock option.

         All ISOs granted under the Plan will also be subject to such other terms and conditions as the Committee deems necessary to impose in order to qualify the ISO under Section 422 of the Code, as well as any other terms and conditions not inconsistent with the provisions of the Plan as determined by the Committee.

         Amendment and Termination. Options may be granted under the Plan until July 15, 1998, but the Plan will continue to govern options granted prior to that date until expiration of such options.

         The Board of Directors of the Company may amend the Plan without the approval of the stockholders of the Company, except that no amendment to the Plan may be made without approval by the Company's stockholders to the extent that amendment would materially increase the benefits accruing to eligible participants under the Plan, materially increase the number of shares of Stock that may be issued pursuant to options granted under the Plan, materially modify the requirements for eligibility for participation under the Plan,or without the consent of the holder, decrease the number of shares of Stock issuable upon the exercise of any option granted under the Plan or increase the exercise price of any option granted under the Plan, except for adjustments permitted by the terms of the Plan.


Resale Restrictions

         Participants under the Plan may not transfer options awarded under the Plan and under certain circumstances their ability to resell shares of Stock issued or issuable pursuant to options awarded under the Plan may be restricted. Resale restrictions may be imposed by virtue of the provisions of a stock option agreement and/or by application of the federal and state securities laws.

         The following discussion of securities law restrictions placed upon resale of shares of Stock acquired pursuant to the Plan assumes that any applicable resale restrictions imposed pursuant to any stock option agreement or other agreement entered into by the stockholder have lapsed, expired, or have been satisfied.

         Participants under the Plan and their transferees who are not "affiliates" of the Company, as defined in Rule 405 under the Securities Act, may from time to time sell the Stock purchased pursuant to the exercise of stock options granted under the Plan.

         The Securities Act imposes certain restrictions on the reoffer and resale of the Stock acquired pursuant to the Plan by "affiliates" of the Company and Stock issued upon the exercise of options prior to registration of the Stock pursuant to the Securities Act ("Restricted Securities"). "Affiliates" of the Company generally include the directors and certain officers of the Company and any holder of more than 10% of the Stock. This Prospectus is not available for reoffers or resales of the Stock acquired hereunder by persons deemed to be "affiliates" of the Company or of Restricted Securities whether or not owned by "affiliates" of the Company, and such reoffers or resales may be made only pursuant to a Registration Statement under the

Securities Act or pursuant to Rule 144 promulgated under the Securities Act or another exemption from registration.

         The directors and certain officers of the Company and any holder of more than 10% of the Stock may also be liable to the Company, pursuant to
Section 16(b) of the Exchange Act, for gains realized upon the purchase and sale or sale and purchase of any shares of the Stock within any period of less than six months. The grant of Stock or an option to acquire Stock under the Plan is deemed the "purchase" of the Stock for purposes of Section 16(b) liability, and this "purchase" will be exempt from Section 16(b) liability to the extent the transaction satisfies the requirements of Rule 16b-3 at the time. The Rule 16b-3 exemption will only be available if a six-month holding period is established. Equity securities granted under a Rule 16b-3 plan may not be sold until at least six months after the date of the grant of the stock. Moreover, equity securities acquired through the exercise of a stock option granted under a Rule 16b-3 plan may not be sold until at least six months after the date of grant of the option. Persons subject to Section 16(b) should consult counsel for additional information regarding these limitations on their purchase and sale of shares of Stock.

Tax Effects of Plan Participation

         The following discussion of the federal income tax consequences of the Plan is intended only as a summary of the federal income tax treatment under the Plan as of the date of this Prospectus. The federal income tax laws pertaining to the Plan are highly technical, and such laws are subject to change at any time. Some variations on the federal income tax effects of Plan participation described below may occur with respect to participation by persons subject to
Section 16(b) of the Exchange Act. Participants under the Plan are urged to consult with their own tax advisors with respect to any applicable federal, foreign, state and local tax consequences associated with participation under the Plan.

         Qualified Options. Although the Company has obtained neither a letter ruling from the Internal Revenue Service (the "IRS") nor an opinion of counsel stating that the ISO provisions of the Plan constitutes an incentive stock option plan under the applicable federal income tax laws, it is expected that the options granted under the ISO provisions of the Plan will qualify as ISOs for federal income tax purposes.

         In general, no taxable income will be recognized by an optionee, and no tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The federal income tax consequences of a disposition of Stock received pursuant to the exercise of an ISO depends upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of (1) two years from the date of the grant of the ISO or (2) one year after the date of the transfer of the shares to him (the "Holding Period"), then the optionee will be taxed according to the rules of sales and exchanges generally. The amount subject to tax is the difference between the amount realized and the optionee's cost basis in the shares of Stock, which difference will be capital gain if the shares are held as a capital asset. In such event, the Company is not entitled to a tax deduction by reason of the disposition. For purposes of this discussion, "disposition" means a lifetime transfer of legal title, such as by sale, exchange, or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

         The Holding Period does not apply to an ISO that is exercised after the optionee's death by his estate or by a person who acquired the right to exercise it by bequest or inheritance, or otherwise by reason of the optionee's death. The Holding Period does apply if the optionee dies after he exercises his ISO. In that case, his estate, or any other person holding the shares acquired pursuant to the ISO, must either hold the shares for the applicable Holding Period or suffer the tax consequences discussed below for a "disqualifying disposition."

         A "disqualifying disposition" takes place if the optionee makes a disposition of the shares of Stock acquired through the exercise of an ISO before satisfying the Holding Period. If a "disqualifying disposition" occurs, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (1) the fair market value of the Stock on the date of exercise of the ISO minus the option price or (2) the amount realized on the disposition minus the option price. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as compensation paid, the amount so included as ordinary income by the optionee.

         Under the Plan, an optionee who exercises an option may be allowed to pay for his shares with cash or with shares of Stock of the Company, including shares acquired in a prior ISO exercise. Generally, such payment would not give rise to recognition by the optionee of a gain or loss. If, however, an optionee exercises an option and pays for the shares upon exercise with shares that the optionee acquired in a prior ISO exercise but has not held for the requisite Holding Period, the optionee will be taxed on the disposition of the shares acquired in the prior ISO exercise as if a "disqualifying disposition" of those shares had occurred.

         In order for an ISO granted under the Plan to be governed by the general rules pertaining to ISOs, the optionee must be an employee of the Company for the entire time from the date the ISO is granted until three months before its exercise. An optionee who is disabled has twelve months rather than three months after leaving employment to exercise his ISOs. These employment requirements do not apply if the optionee dies before exercising an ISO, but in such circumstances the employment requirement must have been met by the employee at his death.

         The federal alternative minimum tax consequences of the exercise of an ISO under the Plan may differ from the federal income tax consequences of such exercise. The alternative minimum tax consequences of the disposition of shares acquired upon the exercise of an ISO may also differ from the regular income tax consequences of such disposition. The difference between the option price and the fair market value of the shares upon exercise will be a preference item subject to the federal alternative minimum tax. For purposes of the individual alternative minimum tax, the income tax rules governing the transfer of property in connection with the performance of services apply, not the regular income tax rules applicable only to ISOS. For example, if an optionee acquires shares pursuant to the exercise of an ISO under the Plan and disposes of the shares in the same taxable year, tax treatment under the regular income tax and the alternative minimum tax will be the same. If, however, the shares are disposed of in a disqualifying disposition in a later taxable year, the difference between the option price and the fair market value of the shares will be included in alternative minimum taxable income in the year of exercise and in regular taxable income, but not in alternative taxable income, in the year of the disposition. Similarly, if an optionee acquires shares pursuant to the exercise of an ISO under the Plan and disposes of the shares after the Holding Period is satisfied, the difference between the option price and the fair market value of the stock at the time of exercise will be included in alternative minimum taxable income, but not in regular taxable income, in the year of exercise, and for alternative minimum tax purposes the cost basis of the shares will be the sum of the option price and the amount of income included in alternative minimum taxable income in the year of exercise.

                               COMPANY INFORMATION


         Participants   may  obtain  without  charge  copies  of  all  documents
referenced below, other than exhibits to such documents that are not specifically incorporated by reference in such documents, by written or oral request to the Corporate Secretary, BroadBand Technologies, Inc., 4024 Stirrup Creek Drive, P.O. Box 13737, Durham, North Carolina 27709-3737, telephone (919) 544-0015.

         (1) The description of the Company's Common Stock contained in the Company's Registration Statement filed with the SEC under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (2) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended.

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         (4) All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         The documents referenced above are incorporated by reference in this Prospectus. Any statement contained in a statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

         A participant may also obtain, without charge, upon written or oral request, a copy of the following documents:

         (1) Any document prepared by the Company to update the information included in this Prospectus or incorporated herein by reference.

         (2) Any document constituting a part of this Prospectus.

         (3) The Company's latest annual report to shareholders containing the information required by Rule 14a-3(b) under the Exchange Act for its latest fiscal year.

         (4) All reports, proxy statements, and other communications distributed by the Company to its stockholders generally.

         (5) All other documents required to be delivered by the Company to participants pursuant to Rule 428(b) under the Securities Act.


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